SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 14, 2005

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11914 (Commission File Number)	85-0404134 (I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico (Address of principal executive offices)	87501 (Zip Code)

Registrant’s telephone number, including area code:          (505) 989-1900

N/A

(Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On March 14, 2005, Thornburg Mortgage, Inc. (the “Company”) announced the appointment of Clarence (Clay) G. Simmons III, 52, as the Company’s senior executive vice president, effective March 21, 2005, and chief financial officer, effective April 29, 2005. Mr. Simmons joins the Company from Countrywide Financial Corporation where he served as managing director for the past five years. A press release announcing the appointment of Mr. Simmons and further describing Mr. Simmons’ business experience is attached as Exhibit 99.1 and is incorporated by reference to this current report.

      Richard P. Story, who has served for the past 12 years as the Company’s chief financial officer, is retiring effective April 29, 2005, to pursue personal interests outside of the financial services industry. Mr. Story has also served as a director of the Company for the past four years and will leave the board upon the expiration of his term as a director on April 19, 2005. He will continue to provide counsel to the Company as a member of the Company’s newly-formed Advisory Board.

      James H. Lorie, 83, who has served as an independent director of the Company for the past 12 years, is also leaving the board of directors upon the expiration of his term as a director on April 19, 2005. He will continue to provide counsel to the Company as a member of the Company’s newly-formed Advisory Board.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

      The following exhibit is filed as part of this report:

Exhibit	Name of Exhibit
99.1	March 14, 2005 press release announcing appointment of Clarence G. Simmons III as Chief Financial Officer, and departure of Richard P. Story as Chief Financial Officer and director.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.
Date: March 15, 2005	By:	/s/ Michael B. Jeffers
Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT	NAME OF
NUMBER	EXHIBIT

99.1	March 14, 2005 press release announcing appointment of Clarence G. Simmons III as Chief Financial Officer, and departure of Richard P. Story as Chief Financial Officer and director.